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                                                                   Exhibit 10.15


                      EXECUTIVE INCENTIVE COMPENSATION PLAN


INTRODUCTION

The Executive Incentive Compensation Plan for Officers and senior managers of Charles River Laboratories, Inc. and its affiliated divisions (the "Plan") is designed to provide annual financial incentives to those executives, senior managers, and key employees who are expected to contribute significantly to the future growth and success of Charles River. The Plan is also intended to attract and retain talented individuals with desired skills in an increasingly competitive labor market.

THE PLAN

o   ELIGIBILITY

Participation in the Plan is limited to employees in Charles River Salary Grades 88 and higher (or current or future salary grade equivalents), and specifically excludes highly compensated scientific personnel who are separately compensated under a "Technical Track" salary structure. Eligible employees are entitled to participate on a global basis, and must have joined the company prior to July 1st in order to be eligible for a bonus award during their first year of employment. Charles River's President & CEO has the right to exclude otherwise qualified employees from the Plan if they are eligible for alternate forms of incentive compensation (e.g., participation in a post-acquisition earn-out).

o   BASIC PLAN DESIGN

Each participant's performance during the Plan year is measured against financial or other approved objectives established for the corporation and the business unit(s) overseen or supported by the participant. Corporate and business unit objectives are weighted to reflect their priority and to ensure that incentives are appropriately aligned with business objectives. Financial performance measures underlying Plan bonus targets for the coming year are reviewed and approved annually by the Board of Directors in conjunction with the annual budget review process and, as required, by the Compensation Committee.

Incentive awards payable under the Plan are determined by multiplying the participant's annual Earned Income by his or her overall EICP Award Percentage (see below). Earned Income is defined as base salary paid during the Plan year, and specifically excludes any other forms of cash payment or imputed income. The President & CEO of Charles River, with the concurrence of the Compensation Committee, has discretion to modify a participant's calculated bonus amount, upward or downward, if it is determined that the calculated amount does not accurately reflect actual performance. Target bonus percentages for participants in the Plan have been established at the following salary grade (or equivalent) levels:

----------------------- --------------------------------
     SALARY GRADE           TARGET BONUS PERCENTAGE
----------------------- --------------------------------
          88                          15%
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          89                          17%
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       90 & 91                        20%
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       92 & 93                        25%
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          94                          30%
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          95                          45%
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          96                          50%
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          97                          60%
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          98                          75%
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          99                          85%
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         100                         100%
----------------------- --------------------------------

Target bonus percentages may be modified at the discretion of the Compensation Committee for individual participants or salary grades.

Plan participants who are promoted and/or transfer within the company during the Plan year and whose position responsibilities are significantly modified will have their performance objectives correspondingly modified, subject to review and approval by the President & CEO.


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Plan participants who leave the company for reasons other than retirement, death, or disability, or who are terminated prior to the actual receipt of the participants' Final Bonus Payment for a particular Plan year, forfeit their total bonus payment for that Plan year. Final bonus payments are typically paid to the participant in their entirety in March of the following Plan year.

Plan participants who leave the company due to retirement, death or disability:

o After the close of the Plan year, but prior to the actual distribution of awards for such year, will be awarded a full incentive award for the plan year. In the case of death, such payment will be made to a beneficiary.

o After the beginning of the Plan year, but prior to its end, may receive an incentive award for that year, at the discretion of the President & CEO, based upon the actual period of their employment with the company within the year. Awards will not be paid if the period of actual employment during the Plan year is less than six months. Severance periods will not count toward satisfaction of this 6-month requirement.

BONUS CALCULATIONS

A target bonus percentage has been established for each Plan participant in Salary Grades 88 and higher. Early in each Plan year, participants are assigned financial bonus objectives which are established annually by the President & CEO and, in the case of Officers, are reviewed and approved by the Compensation Committee.

A participant's EICP Award Percentage is determined by evaluating actual performance against targeted objectives. Performance which falls below targeted objectives by a specified percentage, total dollar amount or other approved performance measures results in a zero performance rating, while performance which exceeds targeted objectives by a specified percentage, total dollar amount or other approved performance measures equates to a 250% performance rating (i.e., an EICP Award Percentage that is two and one half times the participant's targeted percentage). These specified performance parameters establish the slope along which Plan performance is measured. Under the terms of the Plan, annual payouts for performance which exceed targeted objectives are subject to a cap equal to 250% of target. However, if total company performance for a given Plan year exceeds the maximum of the performance range established by the Board of Directors for that Plan year, 30% of the excess amount is made available for the President and CEO to make upward modifications to the bonus payouts of certain Plan participants, at his discretion, subject to the limitation that the corporate performance is capped at a payment level equal to 300% of target.

A participant's EICP Award Percentage results from multiplying his or her Target Bonus Percentage by the actual performance rating. The participant's Final Bonus Amount is determined by multiplying the participant's base salary by the EICP Award Percentage.

AWARD APPROVAL

Final Bonus Amounts for all Plan participants are submitted to the President & CEO for review. The President & CEO then reviews and approves submissions relating to non-Officer participants, and submits to the Compensation Committee his Final Bonus Amount recommendations for Charles River's Corporate Officers, as well as any proposed award modifications. The President & CEO may, at his discretion, modify any proposed Final Bonus Amounts prior to submitting them to the Compensation Committee. The payment of Final Bonus Amounts to Charles River Officers and all award modifications are subject to the review and approval of the Compensation Committee.

PLAN ADMINISTRATION

The Compensation Committee of the Board of Directors is responsible for the overall administration of the Plan. The Committee reviews and approves the standards and financial objectives underlying the Plan prior to its implementation for each Plan year. The Committee may delegate the ongoing oversight and handling of routine administrative matters under the Plan to the company's Sr. Vice President, Human Resources & Administration. The Compensation Committee has the authority to alter or terminate the Plan at any time, and no participant has any rights with respect to an incentive award payable under the Plan until it has actually been paid to the participant.

Any questions pertaining to the Plan design, eligibility, calculation of bonus, or other procedures are routinely referred to the company's Sr. Vice President, Human Resources & Administration.